As filed with the Securities Exchange Commission on March 24, 2025.

Registration No. 333-275568

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

American Electric Power Company, Inc.

(Exact name of registrant as specified in its charter)

New York	13-4922640

(State or other jurisdiction	(I.R.S. Employer

of incorporation or organization)	Identification No.)

1 Riverside Plaza

Columbus, Ohio 43215

(614) 716-1000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

DAVID C. HOUSE, Associate General Counsel

AMERICAN ELECTRIC POWER SERVICE CORPORATION

1 Riverside Plaza

Columbus, Ohio 43215

(614) 716-1630

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	[X]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[ ]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to the Registration Statement of Form S-3 (File No. 333-275568) (the “Registration Statement”) is being filed by American Electric Power Company, Inc. (the “Company”) to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unissued and unsold. The Company has filed a new Registration Statement on Form S-3 with an EDGAR submission type for a non-automatic shelf registration statement due to the fact that the Company no longer qualified as a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act) upon the filing by the Company of its Annual Report on Form 10-K for the year ended December 31, 2024 with the Securities Exchange Commission on February 13, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 24th of March, 2025.

AMERICAN ELECTRIC POWER COMPANY, INC.

William J. Fehrman*
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer:

William J. Fehrman*	Chief Executive Officer	March 24, 2025

(ii) Principal Financial Officer:

/s/ Trevor I. Mihalik Trevor I. Mihalik	Executive Vice President and Chief Financial Officer	March 24, 2025

(iii) Principal Accounting Officer:

/s/ Kate Sturgess Kate Sturgess	Senior Vice President, Controller and Chief Accounting Officer	March 24, 2025

(iv) A Majority of the Directors:

William J. Fehrman*

Benjamin G.S. Fowke*

Art A. Garcia*

Hunter C. Gary*

Donna A. James*

Sandra Beach Lin*

Henry P. Linginfelter*

Margaret M. McCarthy*

Daryl Roberts*

Daniel G. Stoddard*

Sara Martinez Tucker*

Lewis Von Thaer*

* By Matthew D. Fransen (Matthew D. Fransen, Attorney-in-Fact)		March 24, 2025